This Joint Venture Agreement is made on 1st June, 2000, with accordance to the Corporation Law of People's Republic of China.
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
                                            Between

                                            Party A: Shenzhen Chuangyuan Network
Technology Investment Co. Ltd
                                            Address: A1908A, Electronic Technology
Building, Futian District, Shenzhen, China

                                            Party B: Shenzhen Intermost Electronic
Commerce Co. Ltd
                                            Address: 38 Floor, Guomao Building, Renmin
Road, Shenzhen, China
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Whereas

Both Parties hereby agree to invest and form an equity joint venture company with detail agreements as following:

1.   Name & Address

Name of the joint venture company: Shenzhen SinoE E-commerce Co. Ltd. ("the Company")

1.2  Address: Shenzhen, Guangdong Province, P.R. China

1.3  The Joint Venture will be set up in Limited Liability Company

2.   Business Scope

2.1 Based on the common understanding of the development of internet business, both parties agree to work together to develop the electronic commerce market by jointly effort of the two parties.

2.2  Business Scope

     * To focus on the electrical appliance industry, to provide on-line trading services, which includes information, strategic purchasing, selling, auction, logistic, legal services, quality certification and advertisement etc.

     * To provide E-commerce solution and related technology services and implementation for enterprises.

     *    To provide related support and services for above business activities.


3.   Registered Capital

3.1  The Capital Authorized of the company is RMB 15 million.

3.2  Investment and Equity Ratio


     *    Party A: RMB 9 million Yuan Cash invested owning 60% equity.

     *    Party B: RMB 6 million Yuan Cash invested owning 40% equity.

     According to the pre-determined objective agreed by both parties, the company's final Registered capital will be RMB 100 Million Yuan, and 50% of which will be left to attract strategic investors or business partners to join in.

     Details of new share subscription plan will be regulated in a separate agreement.

3.3 It is agreed by both parties to transfer the said amount of cash investment to the temporary bank account of the Company, within 7 days after the registration of the Company name. Any delay will be subjected to a penalty of a late fee of 0.01% of the total amount.
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3.4  Registered  Capital  Assessment made by registered  accountant are required upon the completion of the investment of each party, and an Investment Certificate will be issued to each investor by the Company.

3.5  Any changes in the Registered Capital shall be approved by the Board of the
     Directors  of  the  Company,   then  apply  to  the  authorized  government
     department to proceed the formality.

3.6 Unless with the consent of the other party, if any party wants to transfer its, whole or partial equity, the other party is always entitled to have the priority to buy the assigned equity at a price not higher than selling price to any third party. Internal equity transfer within each party=s subordinate or affiliated company will not be included in this case.

4.   Responsibilities & Liabilities

4.1  Party A's responsibilities

     *    Company registration and office rental.

     *    Recommend excellent management and operation staff for the  company.

     *    In charge of the daily operation and management.

     *    Other affairs that the company consigns.

4.2  Party B's responsibility

     *    To provide the advanced management experiences in internet business.

     *    To recommend excellent management and operation staff for the company.

     *    To introduce and recommend members and projects.

     *    Other affairs that the company consigns.

5.   Board of Directors

5.1  Board of Directors will be set up on the day the company is registered.

5.2 5 directors in the Board of Directors, including 3 from Party A and 2 from Party B. The directors appointed period is 3 years, Reappointed is allowed.

5.3 There are 1 Chairman appointed from Party A and 1 Vice Chairman appointed from Party B in the Board of Directors. Chairman of Board of Directors is the Legal Representative of the Company, who is in charge of holding the meeting of Board of Directors. Vice Chairman is in charge of assisting Chairman to execute his or her fulfillment and function. The appointed period of Chairman and Vice Chairman is the same as Directors.

5.4 The Board meeting can be held at either a fixed or casual date. The fixed meeting will be held twice a year, and casual meeting shall be proposed by at lease 1/3 of the directors. Directors shall be informed by written notice about the time, venue, and topic of the Board meeting.

     In case any director can=t attend the board meeting, a written notice is required to consign any other people to represent him or her to attend the board meeting.

5.5  The responsibility of the Board of Directors:

1.   To modify The Company Act

2. To determine the Company's operation period, and termination of the Company.

3. To determine the incensement, decreasement, or transferment the registered capital of the Company.

4.   To appoint  or remove  General  Manager  and Chief  Finance  Officer of the
     Company.

5.   To determine the merger and acquisition affair of the company

6. To set up or dismiss the company's subordinate company, branch offices, or representative agent etc.

7. To approve the financial budget, and to determine withdraw ratio, profit allocation, and deficit disposal of the Company's three funds

8. To make the Company's operation strategy and determine the annual business plan and financial budget.

9.   To determine the accounting rules and financing strategy

10. To work out the Company's organizational structure. To approve the personnel regulations such as salary, benefit, welfare etc. And determine the salary of the directors and high lever staff.

11. To review and make approval to the business operation report submitted by the Company's Operation Committee.

12.  To determine the operation regulation of the company.

13.  To review and determine other important issues proposed by the directors.

14. For the items 1-9, Board resolution should be made with all directors= unanimous agreement. For items 10-14, Board resolution can be made with the approval of 3/5 of directors or their representatives presented.

6.   Operation Management

          Under the supervision of Board of Directors, General Manager is authorized to in charge of the Management and Operation of the whole company.

7. Both Parties agree to appointed Mr Guo Lei as the representative to handle the application of the company registration, Mr Guo Lei will take the legal responsibility to guaranteed to submit authentic, valid and legal document to the registration department.

8. Upon the agreement of the two parties, the set up activity shall be terminated, in case, for any reason, the set up of the Company can not represent original desire intension of both Parties, and expenses shall be shared between the two parties.

9. In the case, this agreement is conflict to the Company Act, The Company Act is Prevailing.


This Agreement is hereby signed as follows:

Party A:
Authorized Signature:
Date:

Party B: Shenzhen Intermost Electronic Commerce Co. Ltd
Authorized Signature:
Date: